FOR IMMEDIATE RELEASE

Ferro Announces Downgrade and Withdrawal of Debt Ratings by Moody’s Investor Service

CLEVELAND, Ohio – March 21, 2006 – Ferro Corporation (NYSE: FOE) announced today that Moody’s Investor Service has downgraded the senior unsecured ratings of the Company to B1 from Ba1. Moody’s also indicated it will withdraw its ratings. In making its announcement, Moody’s stated that the downgrade was a result of delays in the issuance of Ferro’s audited financial statements. Moody’s indicated it could reassign ratings to Ferro’s notes and bonds once the Company has filed audited financials for 2004 and 2005 with the Securities and Exchange Commission.

Moody’s action will trigger a springing lien in certain of the Company’s assets under its revolving credit agreement and senior notes and debentures. The Company expects to have continued access to sufficient liquidity to fund its operations, although its borrowing costs are likely to increase.

“We are surprised and disappointed in the action taken by Moody’s,” said Ferro President and Chief Executive Officer James Kirsch. “The Company continues to expect to complete and file its 2004 Annual Report on Form 10-K by March 31.”

About Ferro Corporation

Ferro is a major international producer of performance materials for industry, including coatings and performance chemicals. The Company has operations in 20 countries and reported sales of approximately $1.8 billion in 2004. For more information on Ferro, visit www.ferro.com or contact David Longfellow at 216-875-7155.

Cautionary Note on Forward-Looking Statements

The foregoing discussion may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

— The possible outcomes of additional reviews associated with restatement of the Company’s financial statements and the

external financial audit process that could result in

additional adjustments to previously-reported financial

results and potentially delay SEC financial filings;

— The possible delisting of the Company’s common stock from

trading on the New York Stock Exchange if the Company’s

audited annual financial statements for fiscal year 2004 are not filed with the Securities and Exchange Commission by March

31, 2006, or if the New York Stock Exchange reassesses the

Company’s filing progress before March 31, 2006, and decides to withdraw the granted extension;

— Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

— Changes in customer requirements, markets or industries Ferro serves;

— Changes in the prices of major raw materials or sources of energy;

— Escalation in the cost of providing health care benefits for current employees;

— Risks related to fluctuating currency rates, changing legal,

tax and regulatory requirements that affect the Company’s

businesses and changing social and political conditions in the many countries in which the Company operates;

— Political or economic instability as a result of acts of war,

terrorism or otherwise;

— Access to capital, primarily in the United States capital

markets, and any restrictions placed on Ferro by current or

future financing arrangements; and

— The outcome of class action lawsuits against the Company.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

###